UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 18, 2024

Commission File Number: 0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware                    61-1203323
(State or other jurisdiction of        (I.R.S. Employer Identification
incorporation or organization)        Number)

2002 Papa Johns Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, Robert M. Lynch informed the Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) of his decision to resign from his position as President and Chief Executive Officer of the Company and as a director of the Board, in each case effective March 20, 2024, to assume a chief executive officer role with another company. Mr. Lynch is expected to continue his service with the Company as a strategic advisor through April 30, 2024 to assist in the transition of his duties. Mr. Lynch’s resignation is not due to any disagreement with the Company, the Board or management on any matter relating to the Company’s operations, policies, practices or otherwise, and Mr. Lynch is not entitled to any severance benefits as a result of his departure. On March 20, 2024, the size of the Board was reduced from ten to nine directors in connection with Mr. Lynch’s resignation as a director.

In connection with Mr. Lynch’s resignation, on March 20, 2024, the Board appointed Ravi Thanawala, the Company’s Chief Financial Officer, to the additional position of interim Chief Executive Officer, effective March 20, 2024. The Company is currently searching for a permanent Chief Executive Officer.

Mr. Thanawala, 40, has served as the Company’s Chief Financial Officer since July 2023. Prior to joining the Company, Mr. Thanawala served in various roles at Nike, Inc. after joining in October 2016, including Vice President and Chief Financial Officer of Nike North America from June 2020 to July 2023 and Global Vice President and Chief Financial Officer of the Converse brand from June 2018 to June 2020 as well as the Global Vice President, Retail Excellence from 2016 to 2018. Prior to Nike, Inc., he spent eight years at ANN, Inc., a subsidiary of Ascena Retail Group, Inc., in finance leadership and operational roles, including his last role as the Senior Vice President and CFO of ANN, Inc. Mr. Thanawala graduated from Stern School of Business at New York University with a Bachelor of Science in Finance and Policy Economics.

Mr. Thanawala has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

In connection with his appointment as interim Chief Executive Officer, the Compensation Committee of the Board has approved the following changes to Mr. Thanawala’s compensation, in each case for the period of time in which he serves in this position: (i) an increase of $130,000 in his annual base salary and (ii) an increase in his target annual bonus opportunity to 125% of his base salary. Mr.

Thanawala will also be awarded a time-based restricted stock grant with a value of $400,000 that will vest on the second anniversary of the grant date, subject to his continued service with the Company.

Item 7.01. Regulation FD Disclosure.

On March 21, 2024, the Company issued a press release regarding the Chief Executive Officer transition and also reaffirmed certain development and financial guidance. A copy of the press release is being furnished as Exhibit 99.1 attached hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Papa John's International, Inc. press release dated March 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: March 21, 2024	/s/ Caroline Miller Oyler
Caroline Miller Oyler
Chief Legal & Risk Officer and Corporate Secretary